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                                                                   Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the use in this registration statement of the J.M. Smucker Company on Form S-4 of our report dated November 5, 2001, on the financial statements of the Crisco and Jif Businesses of The Procter & Gamble Company, appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 22, 2002